EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated June 28, 2004 relating to the financial statements of the Eastman Investment and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2004